Exhibit 1.1

EXECUTION VERSION
BERRY PLASTICS GROUP, INC.

(a Delaware corporation)

9,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

February 19, 2014

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Ladies and Gentlemen:

The persons listed in Schedule A hereto (the “Selling Shareholders”) as shareholders of Berry Plastics Group, Inc., a Delaware corporation (the “Company”) confirm their respective agreements (the “Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriter, of 9,000,000 shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”).  The aforesaid 9,000,000 shares of Common Stock to be purchased by the Underwriter are herein called the “Securities.”

The Selling Shareholders understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333 – 194030) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”).  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”) to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is referred to herein as the “Registration Statement.”  Each prospectus included in the Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the 1933 Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information are collectively referred to herein as a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus dated the date hereof relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”).  Such final prospectus, in the form first furnished or made available to the Underwriter for use in connection with the offering of the Securities, is collectively referred to herein as the “Prospectus.”  For purposes of this Agreement, any reference to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (or any successor system) (“EDGAR”).

As used in this Agreement:

“Affiliate” shall have the meaning specified in Rule 501(b) under the 1933 Act.

“Applicable Time” means 4:39 P.M., New York City time, on February 19, 2014 or such other time as agreed by the Company and the Underwriter.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus (including any documents incorporated by reference) that is furnished to the Underwriter for distribution to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), that is incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company.  The Company represents and warrants to the Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below), except for any representations and warranties that speak as of a specific date, in which case only as of such date, and agrees with the Underwriter, as follows:

(i) Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement.  Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the fifth and sixth paragraphs under the heading “Underwriting” (in each case contained in the Prospectus) (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.   Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning of this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer.  (A) At the original effectiveness of the Registration Statement, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (C) as of the Applicable Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants.  Ernst & Young LLP, who have audited certain financial statements of the Company and its consolidated subsidiaries, and delivered their reports with respect to the audited consolidated financial statements of the Company incorporated in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent auditor with respect to the Company and/or its subsidiaries within the meaning of the 1933 Act, the 1934 Act, the 1934 Act Regulation and the rules of the Public Company Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures.  The consolidated historical financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected historical financial data set forth under the caption “Selected Historical Consolidated Financial Data” in the Registration Statement, the General Disclosure Package and the Prospectus fairly present in all material respects, on the basis stated in the Registration Statement, the General Disclosure Package and the Prospectus, the information included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, subsequent to the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change, or any event or occurrence reasonably likely to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity, and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing (where such concept is legally relevant) under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to be so organized or qualified, have such power or authority or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole and after giving effect to the transactions contemplated hereby (a “Material Adverse Effect”).

(x) Good Standing of Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing  (to the extent such concept is legally relevant) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own or lease, as the case may be and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept is legally relevant) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business,  except where the failure to be so organized or qualified, have such power or authority or be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 incorporated into the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xi) Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholder have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriter from the Selling Shareholder were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xiii) Authorization and Description of Securities.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xiv) Registration Rights.  Other than as set forth in the Amended and Restated Stockholders Agreement, dated as of April 3, 2007, as amended by Amendment No. 1 thereto, dated as of October 2, 2012, by and among the Company, and those stockholders of the Company named therein, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.

(xv) Absence of Violations and Defaults.  Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, bylaws or any equivalent organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiaries or any of their respective properties, other than in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.

(xvi) Absence of Conflicts.  None of the execution and delivery of this Agreement, the sale of the Securities, or the consummation of any other of the transactions contemplated herein, or the fulfillment of the terms hereof will (i) conflict with, result in a breach or violation of, constitute a default under, or impose any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, unless such breaches, violations, liens, charges, or encumbrances would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) conflict with, result in a breach or violation of, constitute a default under, or impose any lien, charge or encumbrance upon any property or assets of the Company pursuant to any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its or their properties, unless such breaches, violations, liens, charges, or encumbrances would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or (iii) result in the violation of the charter, bylaws or any equivalent organizational document of the Company.

(xvii) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect exists or, to the Company’s knowledge, is threatened.

(xviii) ERISA.  (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) that has been established or maintained by the Company and/or one or more of its subsidiaries; (ii) each of the Company and its subsidiaries has fulfilled in all material respects its obligations, if any, under Section 515 of ERISA; (iii) each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (iv) none of the Company or any of its subsidiaries has incurred or, except as set forth or contemplated in the Prospectus, would reasonably be expected to incur any material withdrawal liability under Section 4201 of ERISA, any material liability under Section 4062, 4063, or 4064 of ERISA, or any other material liability under Title IV of ERISA; except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xix) Absence of Proceedings.  No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder or (ii) would reasonably be expected to have a Material

Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package and the Prospectus).

(xx) Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects or filed as required.

(xxi) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, (B) such as will have been obtained on or prior to the Closing Time and (C) such filings with, or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees which the failure to make or obtain would not reasonably be expected to have a Material Adverse Effect or prevent the Company from performing its obligations hereunder.

(xxii) Possession of Licenses and Permits.  The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such licenses, certificates, permits and other authorizations would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings that are outstanding and unresolved relating to the revocation or modification of any such certificate, authorization or permit that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package or Prospectus).

(xxiii) Title to Property.  Each of the Company and its subsidiaries owns or leases all such real properties as are reasonably necessary to the conduct of its respective operations as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(xxiv) Possession of Intellectual Property.  The Company and its subsidiaries own, possess, license or have other rights to use all patents, trademarks and service marks, trade names, copyrights, domain names (in each case, including all registrations and applications to register the same), inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted, except where the failure to own, possess, license or otherwise have such rights would not reasonably be expected to have a Material Adverse Effect.  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own, or have rights to use under license, all such Intellectual Property free and clear in all respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such Intellectual Property; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property; and (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party.

(xxv) Environmental Laws.  The Company and its subsidiaries (i) are in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety (as such is affected by hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received written notice of any actual or potential liability under any Environmental Law; and (iv) have not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; except in each case where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, liability or status as a potentially responsible party would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package or the Prospectus).

(xxvi) Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of (1) any material weakness in their internal control over financial reporting or (2) any change in the

Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, in each case except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto that is not part of the Registration Statement, the General Disclosure Package or the Prospectus).  The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvii) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(xxviii) Payment of Taxes.  The Company and its subsidiaries have (i) filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure so to file or have requested an extension would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) paid all taxes required to be paid by them and any other tax assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, tax assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxix) Investment Company Act.  The Company is not required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations promulgated thereunder.

(xxx) Absence of Manipulation.  Neither the Company nor any Affiliate of the Company has taken, nor will the Company or any Affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxi) Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company, its controlled Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxii) Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiii) OFAC.  Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(xxxiv) Statistical and Market-Related Data.  Market-related or statistical data contained in the Registration Statement, the General Disclosure Package or the Prospectus are based upon or derived from sources that the Company in good faith believes are reliable and accurate in all material respects.

(b) Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time, and agrees with the Underwriter, as follows:

(i) Accurate Disclosure.  Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto, it being understood that the only such information furnished in writing by the Selling Shareholders specifically for use therein is that information relating to the Selling Shareholders under the section “Selling Shareholders”.

(ii) Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(iii) Noncontravention.  None of the execution and delivery of this Agreement by such Selling Shareholder, or the consummation of any other of the transactions contemplated herein, or the fulfillment of the terms hereof by such Selling Shareholder will (i) conflict with, result in a breach or violation of, constitute a default under, or impose any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Selling Shareholder is a party or bound or to which its or their property is subject, unless such breaches, violations, liens, charges, or encumbrances would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, (ii) conflict with, result in a breach or violation of, constitute a default under, or impose any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Shareholder or any of its or their properties, unless such breaches, violations, liens, charges, or encumbrances would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder, or (iii) result in the violation of the charter, bylaws or any equivalent organizational document of such Selling Shareholder.

(iv) Valid Title.  Such Selling Shareholder has, and at the Closing Time will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by such Selling Shareholder, and as of the Closing Time such Securities will be free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(v) Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriter, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such

Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Securities), (A) under Section 8-501 of the UCC, the Underwriter will acquire a valid security entitlement in respect of such Securities and (B) no action based on any adverse claim (within the meaning of Section 8-102 of the UCC), to such Securities may be asserted against the Underwriter with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the account of the Underwriter on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriter, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(vi) Absence of Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(vii) Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by such Selling Shareholder of its obligations hereunder, in connection with the sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange, state securities laws or the rules of FINRA, and (B) such filings with, or authorizations, approvals, consents, licenses, orders, registrations, qualifications or decrees which the failure to make or obtain would not reasonably be expected to prevent such Selling Shareholder from performing its obligations hereunder.

(viii)  No Registration or Other Similar Rights.  Other than as set forth in the Amended and Restated Stockholders Agreement, dated as of April 3, 2007, as amended by Amendment No. 1 thereto, dated as of October 2, 2012, by and among the Company, and those stockholders of the Company named therein, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement.

(ix) No Free Writing Prospectuses.  Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(x) No Association with FINRA.  Other than Apollo Global Securities, LLC, neither such Selling Shareholder nor any of its Affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xi) Material Information. Such Selling Shareholder is not prompted to sell Shares by any “material nonpublic information” (as such phrase has been interpreted under the U.S. Federal securities laws) concerning the Company that is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(c) Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company (and not by such officer in his or her personal capacity) to the Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the Underwriter or to counsel for the Underwriter pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriter as to the matters covered thereby.

(d) Issuer Free Writing Prospectuses.  The Underwriter represents and agrees that unless it obtains the prior written consent of the Company, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.

SECTION 2. Sale and Delivery to Underwriter; Closing.

(a) Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder agrees to sell to the Underwriter and the Underwriter agrees to purchase from each Selling Shareholder, at the price per share of $22.77, that number of Securities set forth in Schedule A opposite the name of such Selling Shareholder.

(b) Payment.  Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, or at such other place as shall be agreed upon by the Underwriter and the Selling Shareholders, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a bank account designated by each Selling Shareholder against delivery to the Underwriter for the account of the Underwriter of certificates for the Securities to be purchased by the Underwriter.

SECTION 3. Covenants of the Company and the Selling Shareholders.  The Company and each Selling Shareholder covenants with the Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Underwriter promptly after receiving notice thereof, and confirm such notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)).  The Company will make reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.  The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii)

amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Underwriter notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Underwriter with copies of any such amendment or supplement, (C) file with the Commission any such amendment or supplement and (D) use commercially reasonable efforts to cause to be effective such amendments or supplements as soon as possible; provided that the Company shall not file or use any such amendment or supplement to which the Underwriter or counsel for the Underwriter shall reasonably object unless the Company reasonably believes that the failure to file or use such amendment or supplement would constitute a violation of law or subject it to liability.  The Company will furnish to the Underwriter such number of copies of such amendment or supplement as the Underwriter may reasonably request.

(c) Delivery of Registration Statements.  The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and, if requested, signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits).  The copies of the Registration Statement and each amendment thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses.  The Company has delivered to the Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to the Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriter the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Restriction on Sale of Securities. (i) During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriter directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to generally in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, or (E) any shares of Common Stock issued by the Company to owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses or to management employees of such businesses in connection with such acquisitions; provided that no more than an aggregate of 10% of the number of shares of Common Stock outstanding as of the Closing Time are issued as consideration in connection with all such acquisitions; provided further, that the Underwriter receive a signed lock up agreement in substantially the form of this Section 3(g)(i) for the balance of the 60-day restricted period (including any 18-day extension thereof as provided for in Section 3(g)(iii)) from the recipients receiving Common Stock in connection with such acquisitions, including such shares registered on Form S-4 under the 1933 Act.

(ii)           During the period beginning on the date hereof and ending on the date that is 60 days from the date of the Prospectus (subject to extensions as discussed below), the Selling Shareholders agree that they will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the 1933 Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the Selling Shareholders may transfer the Lock-Up Securities without the prior written consent of the Underwriter, provided that (1) the Underwriter receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Commission on Form 4 in accordance with Section 16 of the 1934 Act and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts or by will or intestacy; or

(ii) to the immediate family of the undersigned or to any trust, partnership or limited liability company for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii) as a distribution to limited partners, members or stockholders of the undersigned; or

(iv) as a transfer to a nominee or custodian of a person or entity to whom a disposition or transfer would be permitted under this lock-up agreement; or

(v) as a transfer to the Company to cover the full or partial withholding obligations upon the vesting of restricted stock units and other equity-based compensation granted to the undersigned pursuant to any employee stock option plan existing on the date of this agreement; or

(vi) as a transfer to the Company in connection with the exercise of equity awards, in order to pay the exercise price thereof or the full or partial tax withholding obligations in connection therewith; or

(vii) to the Company, pursuant to any right or obligation of the Company to repurchase shares from the undersigned; or

(viii) to the undersigned’s affiliates, including, without limitation, to the undersigned’s direct and indirect stockholders, members and partners and the undersigned’s direct and indirect subsidiaries, or to any investment fund or other entity controlled or managed by, or under the common control or management with, the undersigned.

The Selling Shareholders agree that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 60-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

(iii) Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed in clause (i) and (ii) above shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the announcement of the material news or material event, unless the Underwriter waives, in writing, such extension.

(h) Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the 1933 Act.

(i) Issuer Free Writing Prospectuses.  The Company and each Selling Shareholder agrees that, unless it obtains the prior written consent of the Underwriter, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Underwriter will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriter.  The Company represents, and each Selling Shareholder severally represents, that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriter as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company or the Selling Shareholder, as applicable, will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4. Payment of Expenses.

(a) Expenses.  The Company will pay or cause to be paid all expenses incident to the following matters: (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offer and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriter to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriter, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities and (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (for the avoidance of doubt, the Underwriter will pay or cause to be paid travel and lodging expenses of the representatives and officers of the Underwriter), and 50% of the cost of aircraft and other transportation chartered in connection with the road show (it being understood that the other 50% of the costs of such aircraft and other transportation chartered in connection with the road show shall be paid by the Underwriter); provided that the fees and disbursements of counsel to the Underwriter pursuant to clause (v) of this Section 4(a), in the aggregate, shall not exceed $15,000.  It is understood that the Company shall not bear the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Agreement and, except as expressly provided in this Section 4 and Section 6, the Underwriter shall pay all its costs and expenses, including fees and disbursements of its counsel, and travel and other expenses of the Underwriter in connection with the sale and distribution of the Securities.

(b) Expenses of the Selling Shareholders.  The Selling Shareholders,  severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the

Securities to the Underwriter and (ii) the fees and disbursements of their respective  counsel and other advisors.

(c) Termination of Agreement.  If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) hereof, the Company and the Selling Shareholders shall reimburse the Underwriter for its reasonable out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriter.

(d) Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5. Conditions of Underwriter’s Obligations.  The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained herein or in certificates of any officer of the Company or any of its subsidiaries on or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and each Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement.  The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information.  The Company shall have paid the required Commission filing fees relating to the Securities within the period required by Rule 456(1)(i) under the 1933 Act Regulations without regard to the provisio therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company.  At the Closing Time, the Underwriter shall have received (i) an opinion and negative assurance letter, dated the Closing Time, of Wachtell, Lipton, Rosen & Katz, special counsel for the Company, in each case in form and substance  satisfactory to the Underwriter and (ii) an opinion, dated the Closing Time, of the General Counsel of the Company in form set forth in Exhibit A hereto.

(c) Opinion of Counsel for the Selling Shareholders.  At the Closing Time, the Underwriter shall have received an opinion, dated the Closing Time, of Wachtell, Lipton, Rosen & Katz, special counsel for the Selling Shareholders, in form and substance satisfactory to the Underwriter.

(d) Opinion of Counsel for Underwriter.  At the Closing Time, the Underwriter shall have received an opinion and negative assurance letter, dated the Closing Time, of Cahill Gordon

& Reindel LLP, counsel for the Underwriter with respect to such matters as the Underwriter may require.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, a Material Adverse Effect, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, except for such representations and warranties which are made as of a specific date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f) Certificate of Selling Shareholders.  At the Closing Time, the Underwriter shall have received a certificate of each Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(g) Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter.  At the Closing Time, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j) Maintenance of Rating.  Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Additional Documents.  At the Closing Time counsel for the Underwriter shall have been furnished with such customary closing documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(l) Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by written notice to the Company and the Selling Shareholders at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriter.  The Company agrees to indemnify and hold harmless the Underwriter, its Affiliates, its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against (i) any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus or Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders; and (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

Insofar as this indemnity agreement may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter or who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and who, at the date of this Agreement, is a director or officer of the Company or controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement under Item 17 thereof.

(b) Indemnification of Underwriter by Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless the Underwriter, its Affiliates and selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i),  (ii) and (iii) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto; provided, however, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts received by such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder.

(c) Indemnification of Company, Directors and Officers and Selling Shareholders.  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholders within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholders, as applicable.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders, on the one hand, and the total underwriting discount received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the shares of Common Stock underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Underwriter’s Affiliates and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration

Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8. Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors or any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination.  The Underwriter may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (other than due to the circumstances described in clause (iv) of this Section 9(a)), or (iv) if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved].

SECTION 11. Default by one or more of the Selling Shareholders. If a Selling Shareholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining

Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule A hereto, then the Underwriter may, by notice from the Underwriter to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Underwriter, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriter shall be directed to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; notices to the Company shall be directed to it at Berry Plastics Group, Inc., 101 Oakley St., Evansville, IN 47710, to the attention of Mark Miles, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, to the attention of Andrew J. Nussbaum and notices to any Selling Shareholder shall be directed to Apollo Management VI, L.P. & Apollo Management V, L.P., 9 West 57th Street, New York, New York 10019, to the attention of John Suydam, with a copy to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019, to the attention of Andrew J. Nussbaum.

SECTION 13. No Advisory or Fiduciary Relationship.  Each of the Company and each Selling Shareholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Shareholders or their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or any of its subsidiaries or any Selling Shareholder on other matters) and the Underwriter has no obligation to the Company or any Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties.  This Agreement shall inure to the benefit of and be binding upon the Underwriter and the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and Affiliates), each of the Selling Shareholders and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and each Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Shareholders in accordance with its terms.

Very truly yours,

BERRY PLASTICS GROUP, INC.

By	/s/ Jonathan D. Rich
Name: Jonathan D. Rich
Title: Chief Executive Officer

APOLLO INVESTMENT FUND V, L.P.

By:	Apollo Advisors V, L.P.,
its general partner

By:	Apollo Capital Management V, Inc.,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO INVESTMENT FUND VI, L.P.

By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

[Signature Page to Underwriting Agreement]

COVALENCE CO-INVESTMENT HOLDINGS LLC

By:	Apollo Management V, L.P.,
its manager

By:	AIF V Management, LLC,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

APOLLO V COVALENCE HOLDINGS, L.P.

By:	Apollo V Covalence Holdings, LLC,
its general partner

By:	Apollo Management V, L.P.,
its manager

By:	AIF V Management, LLC,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

[Signature Page to Underwriting Agreement]

AP BERRY HOLDINGS, L.P.

By:	AP Berry Holdings LLC,
its general partner

By:	Apollo Management VI, L.P.,
its manager

By:	AIF VI Management, LLC,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

BPC CO-INVESTMENT HOLDINGS LLC

By:	Apollo Management VI, L.P.,
its manager

By:	AIF VI Management, LLC,
its general partner

By:	/s/ Laurie Medley
Name: Laurie Medley
Title: Vice President

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Paul Abrahimzadeh
Name: Paul Abrahimzadeh
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Name of Selling Shareholder	Number of Securities
Apollo V Covalence Holdings, L.P.	422,015
Apollo Investment Fund V, L.P.	2,547,826
Covalence Co-Investment Holdings LLC	164,816
Apollo Investment Fund VI, L.P.	2,962,572
AP Berry Holdings, L.P.	2,738,011
BPC Co-Investment Holdings LLC	164,760
Total....................................................................................................................................................................................	9,000,000

Sch A-1

SCHEDULE B-1

Pricing Terms

Purchase price per share: $22.77.

SCHEDULE B-2

Free Writing Prospectuses

None.

Sch B-1

Exhibit A

[FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)]

1. The authorized capital stock of the Company is as set forth in the Prospectus under the caption “Description of Capital Stock—General” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim, other than (1) as contemplated by liens, encumbrances or defects in place as of the date hereof in connection with debt outstanding as disclosed in the General Disclosure Package and (2) as would not result in a Material Adverse Effect (in rendering this opinion, I have relied upon, and believe I am justified in relying upon, opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its direct or indirect subsidiaries);

2.        The issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, other than (i) as provided in the Stockholders Agreement, dated as of September 6, 2006, as amended and restated on April 3, 2007 and further amended on October 2, 2012, by and among the Company and the stockholders of the Company party thereto, or any amendment or supplement thereto, (ii) those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or (iii) those rights that have been waived, or are waived on or prior to the Closing Time, by the party or parties with the power to waive such rights;

3.        Each Subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each Subsidiary is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

4.        To my knowledge and other than as set forth in the Registration Statement, General Disclosure Package and Prospectus, there are no pending actions, suits or proceedings against the Company, any of its direct or indirect subsidiaries or any of their respective properties that would reasonably be expected to have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Shares to be sold pursuant to the Underwriting Agreement; and, to my knowledge, no such actions, suits or proceedings are threatened; and

5.           The execution, delivery and performance of the Underwriting Agreement and compliance by the Company with its obligations thereunder do not and will not conflict with or constitute a breach of (i) to my knowledge, any judgment, order, writ or decree of any Governmental Entity or (ii) any of the exhibits to the Registration Statement, except, with respect to clauses (i) and (ii), where such conflict, violation or breach would not have a Material Adverse Effect.

Sch B-1